                                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION VARIABLE ACCOUNT B
                                                                                           CALCULATION OF PERFORMANCE DATA

American  Skandia Life Assurance  Corporation  ("ASLAC" or the  "Depositor")  established  American Skandia Life Assurance
Corporation  Variable  Account B (the "Separate  Account B" or the  "Registrant")  pursuant to Connecticut law on November
25, 1987.  Separate  Account B is registered with the Securities and Exchange  Commission as a unit investment trust under the Investment  Company Act of 1940 ("1940 Act").  Separate Account B offers multiple  Sub-accounts which each invest in a single mutual fund or mutual fund portfolio.

Prior to November 18, 2002,  Separate  Account B was organized as a single separate  account under  Connecticut  state law with six different  Sub-account  classes,  each of which was registered as a distinct unit investment trust under the 1940
Act,  differing  based on the annual  asset-based  Insurance  Charge (the  combination  of the  mortality and expense risk charge and  administrative  charge) deducted daily by Separate Account B. On November 18, 2002, each Sub-account  class of
Separate  Account B was  consolidated  into the unit  investment  trust  formerly  named  American  Skandia Life Assurance
Corporation  Variable  Account B (Class 1 Sub-accounts),  which was  subsequently  renamed American Skandia Life Assurance
Corporation  Variable  Account B. Effective  November 18, 2002, each  Sub-account of Separate  Account B has multiple Unit
Prices  that  reflect  the  annual  asset-based  charge  deducted  daily for each  combination  of the  Insurance  Charge,
Distribution  Charge (when  applicable)  and the charge for each  optional  benefit  offered  under the annuity  contracts issued by American Skandia whose supporting assets are maintained in Separate Account B.

The Depositor expects to use inception-to-date  performance data in advertising,  and, when applicable, 1 year, 5 year and
10 year  performance  figures for each  Sub-account  of Separate  Account B. The Depositor also expects to use current and effective yield performance data in advertising the applicable money market Sub-account.

Performance  calculations  since the  Sub-account  inception  dates may include  periods  during which a  Sub-account  was offered in some annuities at the applicable  asset-based  Insurance Charge deducted for the particular product,  but prior to the product  launch  date of other  products  that  initially  offered the  Sub-account  at the  different  asset-based
Insurance Charge applicable to the product.  When we depict  performance  today for a Sub-account  offered in a particular annuity  product,  we make the  hypothetical  assumption that the inception date of the Sub-account in the annuity product
(and the  asset-based  Insurance  Charge and other  charges)  corresponded  to the inception  date of the  Sub-account  in
Separate  Account B. In effect,  we overlay the  current,  actual  charges for the  annuity  product  onto the actual past performance of the Sub-accounts of Separate Account B prior to November 18, 2002.

For example,  the Sub-account  inception date for the AST Neuberger  Berman Mid-Cap Value  Sub-account was May 3, 1993. As of May 3, 1993,  the only  applicable  asset-based  Insurance  Charge  deducted  from  Separate  Account B was 1.40%,  the
Insurance  Charge for what was formerly known as American Skandia Life Assurance  Corporation  Variable Account B (Class 1
Sub-accounts).  Unit Prices for the AST Neuberger  Berman Mid-Cap Value  Sub-account have been calculated from May 3, 1993 to the present date based on a 1.40% asset-based  Insurance  Charge.  Beginning as of May 1, 1995, Unit Prices for the AST
Neuberger  Berman Mid-Cap Value  Sub-account  were also calculated  based on a 1.00%  asset-based  Insurance  Charge,  the charge deducted for American Skandia Life Assurance  Corporation  Variable  Account B (Class 3 Sub-accounts)  prior to the consolidation.  As of November 18, 2002 when the  consolidation of Separate Account B was effective,  American Skandia has recalculated the Sub-Account  Unit Prices based on actual  underlying fund net asset value data from the inception date of each  Sub-account for each applicable  asset-based  charge level that formerly  existed as a separate  "class" of Separate
Account B.

Effective  November 18, 2002,  American Skandia began offering optional benefits that deduct an annual  asset-based charge on a daily  basis.  Unit  Prices are also now  calculated  for each  combination  of the  Insurance  Charge and  available optional  benefit(s),  assuming the  appropriate  asset-based  charge level for each  optional  benefit  offered under the annuity contracts funded through Separate Account B.

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Performance Calculation For Money Market Sub-Accounts - Current Yield and Effective Yield
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We may advertise the  performance of money market  Sub-accounts  using a measure of the current yield or effective  yield.
The current yield is  calculated  based upon the previous  seven-day  period  ending on the date of the  calculation.  The effective  yield  reflects  the  reinvestment  of net income  earned daily on the assets of such a  Sub-account,  and thus
reflects  compounding.   The  current  and  effective  yields  reflect  the  Insurance  Charge,  Distribution  Charge  (if applicable) and the charge for any optional  benefits (if applicable)  deducted against the Sub-account.  At the beginning of the performance period, the Annuity is assumed to have a balance of one Unit in the money market Sub-account.

|X|      The current yield is computed by determining  the net change,  exclusive of capital changes and income other than investment  income,  in the value of the hypothetical  Unit during the seven-day  period,  subtracting a hypothetical charge that  reflects  the  applicable  asset-based  charges  deducted by the  Separate  Account,  and  dividing  the difference  by the value of the Unit at the  beginning  of the  seven-day  period.  From this  calculation,  the base period  return is  determined.  We multiply  such base  period  return by (365/7)  with the  resulting  yield  figure carried to at least the nearest 100th of one percent.

                                       Yield = [Base Period Return x (365/7) - 1] x 100

|X|      The effective  yield is determined  by taking the base period return noted above and  compounding  that return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

                                     Effective Yield = [(Base Period Return +1)365/7] - 1.

NOTE:    Base Period Return = Unit Value (at end of period) / Unit Value (at beginning of period)

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Performance Calculation For Non-Money Market Sub-Accounts - Standard & Non-Standard Total Returns
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"Standard Total Return" figures assume a hypothetical  initial  investment of $1,000 allocated to a Sub-account during the most recent one, five and ten year periods (or since the date that the Portfolio  was first offered as a  Sub-account,  if less).  "Standard Total Return" figures assume that the applicable  Insurance Charge,  Distribution  Charge and the Annual
Maintenance  Fee are deducted and that the Annuity is surrendered at the end of the  applicable  period,  meaning that any
Contingent  Deferred Sales Charge that would apply upon surrender is also  deducted.  Standard Total Returns  generally do not reflect the  additional  asset-based  charge that we deduct when one or more optional  benefits are elected.  However, performance  calculations are available upon request that will reflect all asset-based  charges  (including the charge for any optional benefits that are elected),  based on the same calculation  methodology as is used when calculating  Standard
Total Returns.

Formula Used to Calculate Total Return
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                                                      P(1+T)n = ERV

                                                          where:

         P = a hypothetical initial payment of $1,000;

         T = average annual total return;

         n = the number of years over which total return is being measured; and

         ERV (or ending  redeemable  value) = the Account Value of the  hypothetical  $1,000  payment as of the end of the period over which total return is being measured.

"Non-standard  Total Return" figures  include any performance  figures that do not meet the SEC's rules for Standard Total
Returns.  Non-standard  Total Returns are  calculated in the same manner as  standardized  returns except that the figures may not reflect all fees and charges.  In  particular,  they may assume no surrender at the end of the  applicable  period so that the CDSC does not apply.  Non-Standard  Total Returns generally do not reflect the additional  asset-based  charge that we deduct when one or more optional  benefits are elected.  However,  performance  calculations  are  available  upon request that will reflect all  asset-based  charges  (including  the charge for any optional  benefits  that are elected), based on the same calculation methodology as is used when calculating Non-Standard Total Returns.